EXHIBIT 7

~~Execution Version~~
Exhibit A to Omnibus Amendment Conformed through Omnibus Amendment Agreement dated 6, 2025

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (as such may be amended, modified, supplemented or restated from time to time, this “Security Agreement”) is entered into as of October 29, 2024, by and among UBS AG STAMFORD BRANCH, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as calculation agent (in such capacity, together with its successors and assigns, the “Calculation Agent” and together with the Administrative Agent, the “Agents”), the Lenders (as defined below) party hereto or party to a Joinder Agreement (as defined below), from time to time, in each case, as collateral agent for the benefit of itself, the Agents and the Agented Lenders (as defined in the Margin Loan Agreement referred below) (each such Lender, in such capacity as collateral agent, referred to individually as an “Applicable Lender” and, collectively, as the “Applicable Lenders”) and Chirag Patel, Priti Patel, The Chirag Patel Revocable Trust and The Priti Patel Revocable Trust, as pledgors (each, a “Pledgor”, and collectively, the “Pledgors”).

Reference is made herein to that certain Margin Loan Agreement of even date herewith among the Pledgors, as Borrowers thereunder, the Administrative Agent, the Calculation Agent and the lenders from time to time party thereto (the “Lenders”) (as such may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Margin Loan Agreement”), pursuant to which the Lenders, subject to certain terms and conditions set forth therein, have agreed to make loans to the Pledgors in an aggregate principal amount not to exceed $~~40,000,000~~65,000,000 (as such amount may be modified from time to time pursuant to and in accordance with the terms of the Margin Loan Agreement) (the “Loans”).

WHEREAS, each Applicable Lender (i) is a secured party hereunder and will be granted a security interest in the Collateral (as defined below),(ii) is, or will become, party to the Collateral Account Control Agreements (as defined in the Margin Loan Agreement) in order to obtain control over one or more Collateral Accounts (as defined below) and (iii) is, or will become, party to the Issuer Agreement (as defined in the Margin Loan Agreement);

WHEREAS, each Lender has required, as a condition to the obligation of such Lender to make the Loans to the Borrowers under the Margin Loan Agreement, that the Pledgors execute and deliver this Security Agreement; and

WHEREAS, the Pledgors agree to grant a security interest in, and pledge and assign as applicable, the Collateral (as defined below) to each Applicable Lender, as herein provided;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Margin Loan Agreement. Unless otherwise defined herein or in the Margin Loan Agreement, terms used herein that are defined in the UCC (as defined below) shall have the meanings assigned to them in the UCC (and if such term is defined in more than one Article of UCC, the definition of such term contained in Article 8 or Article 9 of the UCC shall govern. No reference to “proceeds” in this Security Agreement authorizes any sale, transfer or other disposition of any Collateral by the Pledgors. As used in this Security Agreement, the following terms have the respective meanings set forth below:

“Additional Pledged Shares” means ~~any~~(i) the First Amendment Additional Pledged Shares and (ii) any other Equity Interests of the Issuer other than the Designated Shares that constitute Collateral subject to the security interest and Liens granted pursuant to this Security Agreement, including but not limited to any that constitute Proceeds (as defined in clause (c) of Exhibit A hereto) with respect to any Collateral.
“Applicable Lender” has the meaning specified in the introductory paragraph. “Applicable Lender Group” has the meaning specified in the definition of “Beneficial
Ownership”.

“Applicable Lender Person” means any Applicable Lender or any other Person whose ownership position would be aggregated with that of any member of an Applicable Lender Group for purposes of “beneficial ownership” under Section 13(d).
“Applicable Restriction” has the meaning assigned to such term in Section 8(a)(i)(B). “Beneficial Ownership” means, in respect of any Applicable Lender or Agented Lender, the “beneficial ownership” (within the meaning of Section 13(d)) of outstanding Shares, without duplication, by such Applicable Lender or such Agented Lender, together with any of its Affiliates or other Persons subject to aggregation with such Applicable Lender or such Agented Lender, as the case may be, under Section 13(d) for purposes of “beneficial ownership” or under any Applicable Restriction, or by any “group” (within the meaning of Section 13(d)) of which such Applicable Lender or such Agented Lender is, or is deemed to be, a part (such Applicable Lender or such Agented Lender and any such Affiliates, Persons and groups, collectively, with respect to such Applicable Lender, the “Applicable Lender Group” or, with respect to such Agented Lender, the “Lender Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the application of the equivalent calculation for purposes of determining whether a person is a beneficial owner of more than 10 percent of any class of equity securities registered under Section 12 of the Exchange Act for the purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder results in a different ownership level, such ownership level).

“Block Dealer” has the meaning assigned to such term in Section 10(b).

“Cash Collateral Account” means the portion of each Collateral Account holding Cash representing any ordinary dividends and interest payments received in respect of any other assets held in a Collateral Account; provided that, in the event any such account is replaced by any substitute, successor or replacement deposit account, or any other custodial or other such account in or to which any Cash or Cash equivalents are now or hereafter held or credited, then Cash Collateral Account shall refer to any such replacement account.

“Collateral” means, collectively, as to all Applicable Lenders, the property described in Exhibit A hereto, as hereafter amended or supplemented from time to time. Any reference to an

“Applicable Lender’s Collateral” shall mean such Applicable Lender’s Collateral Account and all Collateral held therein or credited thereto.

“Collateral Account” means each account established and maintained pursuant to each Account Control Agreement which account consists of a “securities account” within the meaning of Section 8-501(a) of the UCC that has been, to the extent specified in the applicable Account Control Agreement, dually established as a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC. Any reference to an “Applicable Lender’s Collateral Account” shall mean each Account that is identified on Exhibit A to a Collateral Account Control Agreement (as such may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with such Collateral Account Control Agreement) or, in the case of any Applicable Lender party to a Control Agreement Joinder, the Account on Exhibit A of such Control Agreement Joinder, in each case, opposite the name of such Applicable Lender. For the avoidance of doubt, in the event any such account is replaced by any substitute, successor or replacement securities account, or any other custodial or other such account in or to which any Collateral is now or hereafter held or credited, then Collateral Account shall refer to any such replacement account.

“Computershare” means Computershare Inc.

“Control” means “control” as defined in Section 8-106, Section 9-104 and Section 9-106 of the UCC.

“Control Agreement Joinder” means a joinder agreement, substantially in the form of Exhibit B attached to the applicable Collateral Account Control Agreement.

“Custodian” means UBS Financial Services Inc., or any successor entity or entities maintaining a Collateral Account.

“Designated Shares” means, 17,000,000 Shares of the Issuer described in Schedule 1 hereto, including (if any) the certificates, instruments and agreements representing the Designated Shares.

“DRS” has the meaning specified in Section 5(f).

“Final Termination Date” has the meaning specified in Section 13(c).

“First Amendment Additional Pledged Shares” means [ ] Shares of the Issuer described in Schedule 1 hereto, including (if any) the certificates, instruments and agreements representing the First Amendment Additional Pledged Shares.

“Initial Pledged Shares” means, as of the date hereof, the Designated Shares outstanding as of such date.

“Instrument” has the meaning specified in Section 5(a).

hereto.
       “Issuer Agreement” has the meaning specified in the recitals above.

       “Joinder  Agreement” means  a joinder agreement  substantially in the form of Exhibit C

   “Lender Group” has the meaning specified in the definition of “Beneficial Ownership”. “Lender  Group  Obligations”  means,  with  respect  to  any  Applicable  Lender  and its Agented Lenders, the sum of the Obligations owing to such Applicable Lender plus the Obligations owing to all such Applicable Lender’s Agented Lenders or, if any Agented Lender has multiple Applicable Lenders, the Obligations owing to such Agented Lender with respect to which such Applicable Lender is acting as an agent (in each case, other than contingent obligations as to which no claim has been asserted).

“Lender Percentage” means, with respect to any Applicable Lender or any of its Agented Lenders, as the case may be, the percentage based on the number obtained by dividing (x) the Lender Group Obligations (other than contingent obligations as to which no claim has been asserted) owing to such Applicable Lender or to such Agented Lender, as the case may be (which, notwithstanding the definition of “Lender Group Obligations” shall be determined, in each case, without giving effect to the Lender Group Obligations with respect to any Loans other than Loans owed to such Applicable Lender or such Agented Lender, as the case may be), by (y) the Lender Group Obligations owing to such Applicable Lender and its Agented Lenders.

“Lender Person” means, any Agented Lender or any other Person whose ownership position would be aggregated with that of any member of a Lender Group for purposes of “beneficial ownership” under Section 13(d).
“Ownership Limitation” has the meaning assigned to such term in Section 8(i)(B). “Permitted Share Lien” means any Lien on the Collateral expressly permitted to exist pursuant to clause (a), (b) or (e) of the definition of “Permitted Lien” set forth in the Margin Loan Agreement.

“Qualifying Disposition” means a sale, transfer or other disposition of Pledged Shares:

(i)	to any Person who acquires them in a broadly distributed public offering of the Pledged Shares that is registered under the Securities Act (including the underwriter of such offering, which may be an Applicable Lender or an Affiliate of such Applicable Lender);

(ii)	effected on any securities exchange so long as an Applicable Lender (or any Affiliate of such Applicable Lender) did not solicit or arrange for the solicitation of orders to buy such Pledged Shares in anticipation of or in connection with such sale;

(iii)	made in compliance with the manner-of-sale requirements set forth in Rule 144(g) of the Securities Act;

(iv)	to a Person that an Applicable Lender believes in good faith is not, and after giving effect to such sale, transfer or other disposition, will not be, an Affiliate (as such term is used under the Securities Act) of the Issuer of such Shares;

(v)	to a Person that is an Affiliate (as such term is used under the Securities Act) of the Issuer prior to such sale, transfer or other disposition so long as the number of Pledged Shares, or Shares that are collateral or other security for any other transaction to which an Applicable Lender or any Affiliate thereof is party, sold, transferred or otherwise disposed of to such Person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate exceed 5% of the outstanding Shares; or

(vi)	to a Person that is an Affiliate (as such term is used under the Securities Act) of the Issuer prior to such sale, transfer or other disposition so long as the number of Pledged Shares, or Shares that are collateral or other security for any other transaction to which an Applicable Lender or any Affiliate thereof is party, sold, transferred or otherwise disposed of to such Person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate exceed 5% of the outstanding Shares; or

“Pledged Shares” means, collectively, the Initial Pledged Shares and any Additional Pledged Shares (including, for the avoidance of doubt, the First Amendment Additional Pledged Shares) outstanding as of the date of determination.

“Section 13(d)” means Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Securities Collateral Account” means the portion of each Collateral Account other than each Cash Collateral Account, which portion of the Collateral Account shall hold any non-Cash assets; provided that, in the event any such account is replaced by any substitute, successor or replacement securities account, or any custodial or other such account in or to which any of the Pledged Shares are now or hereafter held or credited, then Securities Collateral Account shall refer to any such replacement account.

“Security Interest” has the meaning specified in Section 2. “Termination Date” has the meaning specified in Section 11(c).
“UCC” means, the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of any Applicable Lender’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

2.	Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby pledges, collaterally assigns and grants to each Applicable Lender, as collateral agent for the benefit of itself, its Agented Lenders and the Agents, to secure the payment and performance in full of all the Secured Obligations when due to each Applicable Lender, its Agented Lenders and with respect to each Applicable Lender’s Ratable Share of the Obligations owed to the Agents under the Loan Documents, the Agents, a continuing First Priority security interest in and lien on, and a right of set-off against, all of each such Pledgor’s right, title and interest in, to and under the Collateral, including any

Collateral that each such Pledgor is deemed by law to have rights in or the power to convey rights in, in each case wherever located, whether now owned or existing or hereafter acquired or arising, and whether governed by Article 9 of the UCC or other law (the “Security Interests”).

3.	Secured Obligations. All Obligations owed to the Administrative Agent, the Calculation Agent, the Custodian, each Applicable Lender, its Agented Lenders and such Applicable Lender’s Ratable Share of the Obligations owed to the Agents under the Loan Documents (collectively, the “Secured Obligations”) are secured by this Security Agreement.

4.	The Pledgors’ Representations and Warranties. Each Pledgor hereby represents and warrants to the Agents and the Applicable Lenders, as of the date hereof, as of any subsequent date on which Collateral is deposited into or credited to the Collateral Account or delivered to each Applicable Lender or Custodian and as of the date any Loan is made, that:

(a)
Such Pledgor is the direct, sole beneficial owner and sole holder of record of the Collateral (or in the case of financial assets from time to time credited to the Collateral Accounts, the beneficial owner thereof) free and clear of (i) Transfer Restrictions (other than, in the case of the Pledged Shares only, the Issuer Restrictions or Transfer Restrictions arising as a result of applicable Law), (ii) any Liens other than Permitted Share Liens and (iii) any claims by any Affiliated Persons of such Pledgor. Such Pledgor further represents and warrants that all Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(b)
Such Pledgor has full power and authority to grant to each Applicable Lender the security interest in such Collateral granted pursuant hereto. The security interest in the Collateral granted to each Applicable Lender (for the benefit of itself, the Agents and the Agented Lenders) pursuant to this Security Agreement is a valid and binding First Priority security interest in the Collateral.

(c)
By virtue of the execution and delivery by such Pledgor of this Security Agreement, (i) with respect to each Applicable Lender’s Collateral Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof, when the applicable Collateral Account Control Agreement or Control Agreement Joinder, as applicable, is executed and delivered by such Pledgor, such Applicable Lender, the Agents and the Custodian with respect to such Collateral Account, the security interest in such Collateral Account, (x) all financial assets credited thereto and all security entitlements in respect thereof created hereunder in favor of such Applicable Lender will constitute a valid and perfected, First Priority security interest as, security for the payment and performance of the Secured Obligations of such Applicable Lender, which such security interest will not be subject to any Liens other than Permitted Share Liens, and such Applicable Lender will have Control (as defined in Section 8-106, 9-104 and 9-106 of the UCC) thereof and (y) no action based on an adverse claim to such security entitlements or any such financial assets, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against any such Applicable Lender, (ii) the delivery to and control by any Applicable Lender of the Collateral that constitutes certificated securities under Article 8 of the UCC, the security interest in such Collateral will constitute a valid and perfected, First Priority security interest as, security for the payment and performance of the Secured Obligations of such Applicable Lender, which such security interest will not be subject to any Liens other than Permitted Share Liens and (iii) with respect to each Applicable Lender’s Collateral that may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement in the form of Exhibit A hereto is filed in the appropriate office against such Pledgor in the location listed on Schedule 2 (naming such Pledgor as the debtor and such Applicable Lender as the secured party), such Applicable Lender will have a valid and perfected First Priority security interest in such Applicable Lender’s Collateral as security for the payment and performance of the Secured Obligations of such Applicable Lender, which such security interest will not be subject to any Liens other than Permitted Share Liens; and in each case; the security interest will be enforceable as such against such Pledgor and all other creditors of such Pledgor.

(d)
(i) None of the Collateral has been issued or transferred in violation of any Transfer Restrictions, including, without limitation, after giving effect to the Issuer Agreement, any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction, including any lock-up agreement, that contain any Transfer Restrictions applicable to the Collateral, or the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever pertaining to the Collateral, (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Pledgor of the Collateral pursuant to this Security Agreement or the execution, delivery and performance of this Security Agreement by such Pledgor and (iv) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the exercise by each Applicable Lender of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(e)
No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Pledgor as debtor has been filed or is of record in any jurisdiction except for (x) financing statements filed in connection with the Existing Margin Loan Agreement which have been assigned as a matter of record to each Applicable Lender as secured party and (y) financing statements or security agreements naming each Applicable Lender as secured party.

(f)
(i) Each of the Loans made by the Lenders under the Margin Loan Agreement and the pledge of the Pledged Shares (or security entitlements in respect thereof) by such Pledgor hereunder are not a device to secure the sale thereof, (ii) such Pledgor has no expectation or intention that an Event of Default will occur under the Margin Loan Agreement, (iii) such Pledgor intends and expects to repay in full the Secured Obligations in a manner that will not result in a sale by any Applicable Lender of such Pledged Shares and (iv) the pledge of such Pledged Shares hereunder constitutes a bona fide pledge. The representation and warranty set forth in this clause (g) shall be deemed repeated as of any date on which Collateral is released under the Margin Loan Agreement.

(g)
Solely with respect to each of The Chirag Patel Revocable Trust and The Priti Patel Revocable Trust, each such Pledgor is a revocable trust organized solely under the laws of New Jersey. Solely with respect to each of Chirag Patel and Priti Patel, each such Pledgor is an individual holding United States citizenship. The name of each such Pledgor that is indicated on the signature page hereof is the name of each such Pledgor that is stated to be its name on its public organic record. The mailing address of each such Pledgor is set forth in Section 10.02 of the Margin Loan Agreement.

(h)	Schedule 1 is true, correct and complete in all material respects.

5.	Pledgor’ Covenants. Each Pledgor covenants and agrees that during the term of this Security Agreement:

(a)
Such Pledgor shall defend the Collateral against all claims and demands of all persons at any time, including any Affiliated Person of such Pledgor, claiming any interest therein adverse to each Applicable Lender. Such Pledgor shall not, at any time,

(i) sell or transfer any Collateral, (ii) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, continuation statements, amendments thereto or recording documents or like instruments (collectively, “Instruments”) with respect to the Collateral or any other assets of such Pledgor required to be Collateral in which an Applicable Lender is not named as the sole secured party, or
(iii) permit any contractual restriction on any transfer, sale, pledge, or rehypothecation of the Collateral, except for the Issuer Restrictions and any other restrictions as expressly permitted or contemplated under the Loan Documents. Such Pledgor shall take such action to the extent such action is within such Pledgor’s control so that the Pledged Shares, at all times, (i) are not subject to any additional restrictions on transfer or pledge (other than, for avoidance of doubt, the Issuer Restrictions), except as permitted under the Loan Documents and (ii) are not subject to any additional shareholders’ agreement, investor rights agreements, or any other similar agreements or any voting or other contractual restrictions (other than, for avoidance of doubt, the Issuer Restrictions), in each case, except as expressly permitted or contemplated under the Loan Documents. In the event of an assignment of any Lender’s Loans or Commitments in accordance with the Loan Documents, if (x) such Eligible Assignee was not an Applicable Lender immediately prior to such assignment (or such Eligible Assignee was an Applicable Lender immediately prior to such assignment and the financing statements that have been filed with respect to such Applicable Lender need to be amended in connection with such assignment) and/or (y) an Agented Lender ceases to be an Agented Lender and becomes an Applicable Lender, then each of the Agents and such assigning Lenders hereby authorize (and such Pledgor reaffirms the authorization thereof pursuant to Section 5(a)), the filing of such Instruments and terminations or amendments to existing Instruments as are necessary or advisable to evidence and effect such transactions.

(b)
Such Pledgor shall indemnify each Applicable Lender, its Agented Lenders, Agents and their Affiliates for reasonable costs and expenses incurred in connection with this Security Agreement and the enforcement hereof as provided in Section 10.04 of the Margin Loan Agreement. Whether the Collateral is or is not in the Applicable Lender’s possession, and without any obligation to do so and without waiving such Pledgor’s default for failure to make any such payment, each Applicable Agent at its option may, following notice to such Pledgor, and without prejudice to any of its rights and remedies, pay any such costs and expenses and discharge encumbrances on the Collateral, and any payments of such costs and expenses and any payments to discharge such encumbrances shall be a part of the Secured Obligations and bear interest at the default rate set forth in the Margin Loan Agreement. Such Pledgor agrees to reimburse such Applicable Lender on demand for any payments of such reasonable costs and expenses and any payments to discharge such encumbrances.

(c)
Such Pledgor shall take such other actions as each Applicable Lender reasonably shall deem necessary or appropriate to perfect and duly record the Lien created under this Security Agreement in the Collateral, including executing, delivering, filing and/or recording, in such locations and jurisdictions as each Applicable Lender shall specify, any mutually acceptable financing statement, register of mortgages and charges, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of such Applicable Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto and the priority thereof or to enable such Applicable Lender to exercise and enforce its rights under this Security Agreement with respect to such security interest, including, without limitation, executing and delivering or causing the execution and delivery of a Collateral Account Control Agreement or a Control Agreement Joinder and the Issuer Agreement or a joinder thereto, as applicable, with respect to the Applicable Lender and such Applicable Lender’s Collateral Account and the Collateral held therein or credited thereto.

(d)
Such Pledgor shall (i) promptly furnish each Applicable Lender any information with respect to the Collateral reasonably requested by such Applicable Lender and (ii) allow such Applicable Lender or its representatives to inspect and copy, or furnish such Applicable Lender or its representatives with copies of, all records relating to the Collateral (other than, in each case, any document, information or other matter (a) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Applicable Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (to the extent not entered into in contemplation of the request for the disclosure thereof) or (b) is, in connection with a bona fide pending dispute involving such Pledgor, subject to attorney client or similar privilege or constitutes attorney work product and cannot in the reasonable opinion of counsel be adequately protected through a confidentiality agreement executed by the Administrative Agent and an Applicable Lender. Notwithstanding the foregoing, to the extent any information requested by an Applicable Lender is not then available, such Pledgor will after such request use their best efforts to obtain or produce such information promptly and furnish, or cause to be furnished, to such Applicable Lender such information promptly after it becomes available.

(e)
Except as permitted under the Loan Documents, prior to the payment in full of the Secured Obligations, such Pledgor shall not close any Applicable Lender’s Collateral Account or transfer or remove any Collateral held therein or credited thereto without (i) obtaining the prior written consent of such Applicable Lender and (ii) entering into such agreements as such Applicable Lender may in its sole discretion require to ensure the continued First Priority and perfection of its Lien on the Collateral credited to its Collateral Account.

(f)
Any delivery of Collateral by such Pledgor shall be effected, (A) in the case of Collateral consisting of certificated securities registered in the name of such Pledgor, by delivery of certificates representing such securities to Custodian or its nominee, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed (to the extent required), all in form and substance satisfactory to Custodian (or such nominee) and the crediting by Custodian (or such nominee) of such securities to the Securities Collateral Accounts of each Applicable Lender, (B) in the case of Collateral consisting of uncertificated securities registered in the name of such Pledgor, by transmission by such Pledgor of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of Custodian or its nominee (as requested by the Applicable Lender at such time), accompanied by any required transfer tax stamps, the issuer’s compliance with such instructions and the crediting by Custodian of such securities to the Securities Collateral Accounts of each Applicable Lender, (C) in the case of securities in respect of which security entitlements are held by such Pledgor through a securities intermediary (including the Custodian), by the crediting of such securities, accompanied by any required transfer tax stamps, to the Securities Collateral Accounts of each Applicable Lender, (D) in the case of Cash, by the wire transfer of such cash in immediately available funds to the Cash Collateral Accounts of each Applicable Lender, in each of the cases above in (A), (B), (C) and (D), in accordance with such Applicable Lender’s Ratable Share of such Collateral, (E) in the case of Pledged Shares, (x) prior to the Dematerialization Date, such Pledgor shall cause the certificates representing such Pledged Shares to be delivered to the Administrative Agent, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed (to the extent required), all in form and substance satisfactory to the Administrative Agent, and (y) on and after the Dematerialization Date, Pledgor shall cause such Pledged Shares to be registered in such Pledgor’s name and held directly on the Issuer’s books and records maintained by Computershare, its transfer agent, through the Computershare direct registration system (“DRS”), or (F) in any other case, by complying with such delivery instructions as each Applicable Lender shall provide to such Pledgor in writing. Upon the occurrence of the Dematerialization Date, each Pledgor hereby irrevocably authorizes the Administrative Agent to amend Exhibit A hereto to include references to the relevant DRS account numbers to which the Pledged Shares are credited or in which the Pledged Shares are otherwise held, together with any related conforming changes thereto.

(g)
Such Pledgor shall cooperate fully with each Applicable Lender with respect to any sale by such Applicable Lender of any of the Pledged Shares included in such Applicable Lender’s Collateral, including (i) executing and delivering such documents and taking such other actions as such Applicable Lender may request in connection with any Pledged Shares held in book-entry form held directly on the Issuer’s books and records maintained by Computershare, its transfer agent, through the Computershare DRS, to cause the transfer of such Pledged Shares to a brokerage account designated in writing by such Lender so that such Pledged Shares are held in “street name” through Cede & Co. and credited as “security entitlements” in such brokerage account and (ii) full and complete compliance with all requirements of Rule 144 and/or Rule 145 under the Securities Act, if applicable, and will give to each Applicable Lender all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 and/or Rule 145 under the Securities Act for the complete and unrestricted sale and/or transfer of such Pledged Shares, to the extent available, and will exercise its best efforts to have the Issuer, upon the request of any Applicable Lender, take all such action as may be required to satisfy the public information requirements of Rule 144(c) under the Securities Act.

(h)
Such Pledgor shall not, except upon thirty (30) days’ prior written notice to each Applicable Lender and Agents and delivery to each Applicable Lender and Agents of all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by each Applicable Lender to maintain the validity, perfection and priority of its security interests in the Collateral, change (i) its name as reflected on its public organic record, (ii) solely with respect to each of The Chirag Patel Revocable Trust and the Priti Patel Revocable Trust, its jurisdiction of organization or cease to be a Registered Organization (as such term is defined in the UCC) or (iii) its mailing address from the address specified on the UCC financing statement set forth on Exhibit A.

(i)
For federal income and other relevant tax purposes, such Pledgor agrees to treat (x) any income arising from the Collateral in the Collateral Accounts as income of such Pledgor and (y) any sale of Collateral pursuant to Section 10 as a sale of such Collateral by such Pledgor, the proceeds of which will be applied as provided herein and in Article VIII of the Margin Loan Agreement. Neither such Pledgor, nor the Lenders, nor the Administrative Agent nor the Calculation Agent shall take, or cause any other Person to take, any position inconsistent with the foregoing treatments.

(j)
Such Pledgor will use its best reasonable efforts, upon the request of any Applicable Lender, to obtain and publish all information necessary to satisfy Rule 144 and/or Rule 145 under the Securities Act in the event the Issuer is not current in its filings under the Exchange Act at the time of a foreclosure sale by an Applicable Lender.

(k)
Any sums paid upon or in respect of any Pledged Shares upon liquidation or dissolution of Issuer shall be paid over to the Administrative Agent and applied to the payment in whole or in part of the Secured Obligations and any other distribution representing a return of capital or the proceeds of a capital transaction (but not ordinary course distributions or profit), including, cash or non-cash proceeds or other property distributed, paid to or received by such Pledgor in respect of the Pledged Shares in connection with any recapitalization, redemption, reorganization or change of control of Issuer, shall be delivered to the Administrative Agent and applied to the payment in whole or in part of the Secured Obligations in such order as specified in the Margin Loan Agreement. If any sums of money or property paid or distributed in respect of the Pledged Shares are received by such Pledgor, pending delivery thereof to the Administrative Agent, such Pledgor agrees to hold such money or property in trust for Administrative Agent, segregated from other funds of such Pledgor, as additional Collateral hereunder.

(l)
Such Pledgor shall not consent to any amendment to the Organizational Documents of Issuer that would (i) adversely affect such Pledgor’s share of distributions with respect to the Collateral or (ii) otherwise adversely affect any Applicable Lender’s rights hereunder.

(m)
Such Pledgor shall give prompt notice to Administrative Agent of any judgment or other Lien that might give rise to an attachment, charging order or other Lien or enforcement action with respect to the Collateral and distributions on the Collateral.

(n)
Any and all Collateral (including dividends, interest and other cash distributions) at any time received or held by such Pledgor shall be so received or held in trust for the benefit of each Applicable Lender in accordance with such Applicable Lender’s Ratable Share of such Collateral, shall be segregated from other property of such Pledgor and shall be forthwith delivered to all Applicable Lenders in accordance of each Applicable Lender’s Ratable Share of such Collateral in the same form as so received or held, with any necessary indorsements or other instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to each Applicable Lender; provided that prior to the occurrence or continuance of any Blocking Event, cash dividends and/or distributions may be released from the Collateral Accounts in accordance with Section 2.12 of the Margin Loan Agreement.

6.	Collateral Maintenance and Administration.

(a)
On or before the Closing Date, the physical certificates evidencing the Initial Pledged Shares, together with possession and control thereof, shall have been transferred and delivered to the Administrative Agent on behalf of the Applicable Lenders and such control shall be maintained until the Dematerialization Date. From and after the Dematerialization Date, the Pledged Shares shall be held as contemplated by clause (E)(y) of Section 5(f) above and subject to the Issuer Agreement and, to the extent applicable, the Margin Loan Agreement. If at any time, any Pledged Shares (including security entitlements) shall have been credited to the Custodian’s accounts and credited to the Collateral Accounts, such Pledged Shares (and security entitlements) shall be credited to such Collateral Accounts ratably in accordance with each Applicable Lender’s Ratable Share of such Pledged Shares as of the date on which the crediting thereof occurs.

(b)	On or before the Closing Date, the Collateral Account Control Agreements and the Issuer Agreement shall have been executed and delivered by all parties thereto.

(c)	Any disposition or release of any Collateral shall be effected in accordance with the terms of the Margin Loan Agreement and this Security Agreement.

(d)
The parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder, the Pledgors shall be treated as the owners of the Collateral for U.S. federal and state tax purposes.

7.	Voting Rights.

(a)
So long as no Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose to the extent not prohibited under the Loan Documents.

(b)
Upon the occurrence and during the continuance of any Event of Default and after an Applicable Lender has delivered written notice to the Pledgors of its intention to assume such rights, all rights of the Pledgors to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(a) above shall immediately cease, and all such rights shall thereupon become vested in such Applicable Lender, which shall have the sole right to exercise such voting and other consensual rights over its Collateral.

(c)
Each Pledgor hereby grants to each Applicable Lender a proxy to exercise, upon and during the continuance of an Event of Default, upon such Applicable Lender providing such Pledgor of its intention to exercise such right, all voting rights with respect to all Pledged Shares that such Pledgor now owns or hereafter acquires, regardless of whether the exercise of such voting rights occurs at a meeting of shareholders, by written consent, or otherwise. This proxy is irrevocable, and will remain in effect until all Secured Obligations (other than inchoate indemnification obligations and expense reimbursement obligations for which no claim has been made or asserted) have been paid in full in cash and all Commitments have been terminated. This proxy runs with the Pledged Shares and binds all future owners of the Pledged Shares. This proxy also runs with the Security Interest granted herein, and may be exercised by any assignee of the Security Interest.

8.	Ownership and Bust-up.

(a)	Ownership Provision.

(i)
Notwithstanding any other provision of the Loan Documents to the contrary, in no event shall any Lender be entitled to acquire, receive, vote or exercise any other rights of any other Lender in respect of any Pledged Shares to the extent (but only to the extent) that immediately upon giving effect to such acquisition, receipt or exercise of such rights:

(A)
it would cause such Lender’s Applicable Lender Group or such Agented Lender’s Lender Group to have Beneficial Ownership equal to or greater than 9.0% of the number of the total outstanding Shares of the Issuer; or

(B)
any Applicable Lender Person or, in the case of an Agented Lender, any Lender Person under any federal, state or local laws, rules, regulations or regulatory orders (in each case, other than pursuant to the Exchange Act) or any provisions of the Organizational Documents of the Issuer or any agreement to which any Pledgor or any Affiliate thereof or the Issuer is a party, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of such Pledged Shares equal to: (i) the number of such Pledged Shares that would give rise to any reporting or registration obligation or other requirement (including obtaining prior approval by any Person or entity) of such Applicable Lender Person (or, in the case of an Agented Lender, such Lender Person), or would result in an adverse effect on such Applicable Lender Person, under any Applicable Restriction, as determined by such Applicable Lender in its reasonable discretion, in each case minus

(ii)	1% of the number of the total outstanding relevant Pledged Shares (each of paragraphs (A) and (B) above, an “Ownership Limitation”).
(ii) The inability of an Applicable Lender or an Agented Lender, as the case may be, to acquire, receive or exercise rights with respect to any Pledged Shares as provided above at any time as a result of an Ownership Limitation shall not preclude such Applicable Lender or an Agented Lender, as applicable, from taking such action at a later time when no such Ownership Limitation is then existing or would result under this provision. Notwithstanding any other provision of the Loan Documents to the contrary, each Applicable Lender Person (or in the case of an Agented Lender, each Lender Person) shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Pledged Shares that such Applicable Lender Person (or, in the case of an Agented Lender, such Lender Person) is not entitled to acquire or receive, or exercise any other rights of an Applicable Lender (or, in the case of an Agented Lender, an Agented Lender)

in respect hereof, at any time pursuant to this Section 8, until such time as such Applicable Lender Person (or, in the case of an Agented Lender, such Lender Person) is not prohibited from acquiring, receiving or exercising such rights in respect thereof under an Ownership Limitation, and any such acquisition, receipt or exercise of such rights shall be void and have no effect to the extent (but only to the extent) that such Applicable Lender Person (or, in the case of an Agented Lender, such Lender Person), is so prohibited. Each Pledgor hereby (i) acknowledges that selling or otherwise disposing of the applicable Collateral in accordance with the restriction set forth in this Security Agreement may result in prices and terms less favorable to a Lender and/or such Pledgor, than those that could be obtained by selling or otherwise disposing of the Pledged Shares in a single transaction to a single purchaser and (ii) agrees and acknowledges that no method of sale or other disposition of Collateral shall be deemed commercially unreasonable because of any action taken or not taken by an Applicable Lender or Agented Lender to comply with such restrictions. Each Applicable Lender agrees it will not originate any instructions or entitlement orders with respect to any Collateral Account or Collateral credited thereto unless and until an Event of Default has occurred and is continuing or as otherwise expressly permitted by the Security Agreement, Margin Loan Agreement, the Issuer Agreement or a Collateral Account Control Agreement.

(b)
Bust-up Provision. Notwithstanding any other provision of the Loan Documents to the contrary, any sale, transfer or other disposition of Pledged Shares (other than in connection with a release of Shares to a Pledgor or a transfer to another Applicable Lender in accordance with Section 10.06 of the Margin Loan Agreement) by a an Applicable Lender must be a Qualifying Disposition.

(c)	The Issuer is an intended third-party beneficiary of this Section 8.

9.
Power of Attorney. Each Pledgor, in such capacity, hereby irrevocably constitutes and appoints each Applicable Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority, in the name of such Pledgor or in its own name, upon the occurrence or during the continuance of an Event of Default pursuant to Section 8.01 of the Margin Loan Agreement, and unless otherwise required pursuant to any Loan Document, without notice or assent by such Pledgor, subject to Section 8, (i) to take any and all action as it pertains to such Applicable Lender’s Collateral and to execute any and all documents and instruments that each Applicable Lender at any time and from time to time deems reasonably necessary or desirable to accomplish the purposes of this Security Agreement, including executing any proxies or other instruments for the purpose of enabling Applicable Lender to exercise the voting and other rights that it is entitled to exercise, and to receive the dividends and distributions that it is entitled to receive and retain and (ii) generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of such Applicable Lender’s Collateral on behalf of such Pledgor as agent or attorney in fact for such Pledgor, in the name of such Pledgor, in such manner as is consistent with the UCC and as fully and completely as though such Applicable Lender were the absolute owner thereof for all purposes, and to do at the Pledgors’ expense, at any time or from time to time, all acts and things that such Applicable Lender deems necessary or advisable to protect, preserve or realize upon the Collateral and such Applicable Lender’s security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Pledgor might do, including, (x) the exercise of voting rights with respect to the Collateral, which rights may be exercised if such Applicable Lender so elects, with a view to causing the liquidation in a commercially reasonable manner of the Collateral, and (y) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, and applying the proceeds received therefrom in accordance with Section 8.03 of the Margin Loan Agreement; provided that nothing in this Section 9 shall be construed to obligate any Applicable Lender to take any action hereunder nor shall any Applicable Lender be liable to any Pledgor for failure to take any action hereunder. Without limiting the generality of the foregoing, so long as any Applicable Lender shall be entitled under Section 10 below to make collections in respect of such Applicable Lender’s Collateral, each Applicable Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of such Applicable Lender’s Collateral or any part thereof and to give full discharge for the same. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable so long as this Security Agreement remains in force.

10.	Remedies.

(a)
Upon the occurrence and during the continuance of an Event of Default, each Applicable Lender may declare the principal of and any accrued interest in respect of all Secured Obligations owing to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Pledgor and may, subject to Section 8, exercise in respect of the Collateral, in addition to all rights and remedies of a secured party under the UCC (irrespective of whether the UCC applies to the affected items of Collateral), all rights and remedies under other applicable Law, the Loan Documents and in equity, including to the extent permitted under applicable Law, without limiting the foregoing, may, without notice of any kind, which each Pledgor hereby expressly waives (except for any notice required by Law that may not be waived under applicable Law or any Loan Document), including the exercise and/or enforcement of any of the following rights and the remedies, at the Applicable Lender’s option:

(i)
each Applicable Lender may (x) exercise its rights under the Issuer Agreement and cause to be delivered to such Applicable Lender’s Collateral Account its Lender Percentage of the Pledged Shares (or such portions thereof as may be delivered in accordance with Section 8 above) and (y) deliver or cause to be delivered from such Applicable Lender’s Collateral Account, to itself or to any other Person such Applicable Lender designates (subject to the provisions of the Security Agreement and the other Loan Documents), any property contained therein, including any Pledged Shares;

(ii)
each Applicable Lender may demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of such Applicable Lender’s Collateral, and otherwise exercise all of the Pledgors’ rights with respect to any and all such Applicable Lender’s Collateral, in its own name, in the name of the applicable Pledgor or otherwise; provided that an Applicable Lender shall have no obligation to take any of the foregoing actions;

(iii)
each Applicable Lender may, without notice (except as specified below), subject to Section 8, sell or otherwise dispose of all or any part of such Applicable Lender’s Collateral, or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any Applicable Lender’s officers or elsewhere, in any order and in any manner it so elects, for cash, on credit or for future delivery (without thereby assuming any credit risk), at such time or times, at such price or prices, at a public or private sale, and upon such other terms and conditions as such Applicable Lender may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, each Applicable Lender or Agented Lender may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale or, to the extent permitted by applicable law, at one or more private sales, and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of its Collateral sold at any such public sale, to use and apply all or any part of its Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale, and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Pledgor, any such demand, notice and right or equity being hereby expressly waived and release (except as prohibited by applicable Law). Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor. No Applicable Lender shall be obligated to make any sale of Collateral regardless of any notice of sale having been given. Each Applicable Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. For the purposes hereof, a written agreement to purchase the Collateral or any portion thereof, shall be treated as a sale thereof; such Applicable Lender shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after such Applicable Lender shall have entered into such an agreement, all Events of Default shall have been remedied and/or the Secured Obligations paid in full; and

(iv)
each Applicable Lender may, at any time in its discretion, to the fullest extent permitted by law, set off and apply any and all of the Pledgors’ deposits (general or special, time or demand, provisional or final) in the possession or control of such Applicable Lender and other indebtedness at any time owing by such Applicable Lender to or for the credit or the account of any Pledgor against any, and all of the Secured Obligations now or hereafter existing, irrespective of whether or not such Applicable Lender has made any demand under this Security Agreement and even though such Secured Obligations may be unmatured. The rights of such Applicable Lender under this Section 10(a)(iv) are in addition to other rights of set-off that such Applicable Lender may otherwise have.

(b)
Each Pledgor specifically understands and agrees that any sale by an Applicable Lender of all or part of such Applicable Lender’s Collateral pursuant to the terms of this Security Agreement may be effected by such Applicable Lender at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners (including as a result of the provisions of Section 8 hereof), and each such Pledgor hereby releases such Applicable Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent permitted under applicable Law. Each Pledgor further recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws, any Applicable Lender may be compelled, with respect to any Qualifying Disposition of all or any part of such Applicable Lender’s Collateral, to limit purchases to those who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such Qualifying Disposition that is a private sale may be at prices and on terms less favorable to such Applicable Lender, its Agented Lenders and/or such Pledgor than those obtainable through a public sale without restrictions, and, notwithstanding such circumstances, agrees that any such Qualifying Disposition that is a private sale shall not be deemed to have been made in a commercially unreasonable manner solely because it was a private sale and that such Applicable Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any of such Applicable Lender’s Collateral for the period of time necessary to permit the Issuer or issuer thereof to register it for public sale. Each Pledgor specifically understands and agrees that an Applicable Lender does not have any obligation to sell Collateral pursuant to a “dribble out” or other program providing for the sales of small amounts of such Applicable Lender’s Collateral over time, and the Applicable Lender may (and will not be deemed to act commercially unreasonably on account of its decision to) sell all or any portion of its Collateral immediately upon, or promptly following, the occurrence of an Event of Default without seeking strategic or other categories of buyers or any control premium for such Applicable Lender’s Collateral, notwithstanding that such sale may result in a significant discount to the price of Shares or other securities that could be obtained by seeking strategic or other categories of buyers. The parties acknowledge and agree that the Pledged Shares are of a kind that is customarily sold on a recognized market within the meaning of Section 9-610 of the UCC. The parties acknowledge and agree that large blocks of equity securities are customarily sold by the seller retaining an investment bank or other financial institution (a “Block Dealer”) to send notification of such sale via Electronic Transmission and/or telephone calls, using a marketing team reasonably familiar with the issuer and the market for such equity securities, to one (1) or more sophisticated equity investors who maintain accounts with such Block Dealer (or its affiliates) (but generally not to retail investors) soliciting such investors to submit bids to purchase the offered securities from which bids the Block Dealer will build a book of bids for purposes of determining the market clearing price for such offered securities, which price is typically expected to be determined within a few hours of the commencement of such offering but can be determined as soon as, for example, thirty
(30) minutes thereafter or as long as, for example, several Scheduled Trading Days thereafter. Furthermore, the parties acknowledge and agree that (i) any number of Applicable Lenders may exercise their respective rights pursuant hereto substantially concurrently or in prompt succession (including at the same time on the same day), (ii) one or more Applicable Lenders may solicit bids to purchase the Pledged Shares from any particular investor that maintains accounts with each of such Applicable Lenders (or their respective affiliates) and (iii) the events or circumstances giving rise to certain Events of Default (including, for example, those arising from, or in connection with, a Change of Control or Merger Event and/or a Collateral Shortfall), and/or the event of a foreclosure on a large block of equity securities pledged by a major shareholder, may reduce the number of investors interested in participating in the market for such equity securities and/or the price any such investor is willing to bid for such equity securities. As a result, any such sale may result in prices and terms less favorable to any Applicable Lender than those that could be obtained by selling or otherwise disposing of such Pledged Shares in multiple transactions, over multiple days, in a broadly distributed offering and/or in the absence of, any adverse events or circumstances. As contemplated by UCC Section 9-603, the parties hereto agree that any private foreclosure held in accordance with the foregoing procedures shall satisfy the commercial reasonableness and other requirements of the UCC, so long as such procedures are conducted by the Applicable Lenders in good faith. Nevertheless, any Applicable Lender shall not be limited to foreclosing in accordance with the foregoing procedure and may also foreclose using any other method or procedure that satisfies the applicable requirements of the UCC.

(c)
If the proceeds of sale, collection or other realization of or upon any Applicable Lender’s Collateral pursuant to this Section 10 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full such Applicable Lender’s Lender Group Obligations and its Ratable Shares of the Obligations owing to the Agents (in their capacities as such and as Lenders, if applicable), such Applicable Lender may continue to enforce its remedies under this Security Agreement and the other Loan Documents, including, without limitation, remedies directly against the Pledgors, to collect the deficiency.

(d)
Each Applicable Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and such Applicable Lender need not otherwise preserve, protect, insure or care for any Collateral. Each Applicable Lender shall not be obligated to preserve any rights the Pledgors may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application (except to the extent set forth in Section
8.03 of the Margin Loan Agreement).

(e)
If any Applicable Lender shall determine to exercise its right to sell all or any portion of such Applicable Lender’s Collateral pursuant to this Section 10, each Pledgor agrees that, upon request of such Applicable Lender, such Pledgor will, at its own expense:

(i)
execute and deliver, and cause the officers and directors of the Issuer to execute and deliver, to any Person or Governmental Authority, as the Applicable Lender may choose, any and all documents and writings that, in such Applicable Lender’s judgment, may be necessary or appropriate for approval, or be required by any Governmental Authority located in any city, county, state or country where such Pledgor or Issuer engages in business in order to permit the transfer of, or to more effectively or efficiently transfer, such Applicable Lender’s Collateral or otherwise enforce the such Applicable Lender’s rights hereunder; and

(ii)
do or cause to be done all such other acts and things as may be necessary to make such sale of such Applicable Lender’s Collateral or any part thereof valid and binding and in compliance with applicable Law.

(f)
Except as otherwise expressly provided in this Security Agreement, the proceeds of any collection, sale or other realization of all or any part of an Applicable Lender’s Collateral pursuant hereto, and any other Cash held by an Applicable Lender as Collateral, following the occurrence and during the continuance of an Event of Default, shall be applied by such Applicable Lender in accordance with Section 8.03 of the Margin Loan Agreement.

(g)
Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 10 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 10 may be specifically enforced.

(h)
Each Applicable Lender may enforce its security interest in such Applicable Lender’s Collateral Account by applying the funds in such account to its Lender Group Obligations as provided herein and in Section 8.03 the Margin Loan Agreement.

(i)
Each Applicable Lender may exercise any other remedy provided under the Security Agreement or the other Loan Documents or by any applicable Law with respect to such Applicable Lender’s Collateral; and each Pledgor acknowledges that all such rights and remedies are cumulative, and the exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

(j)
Each Applicable Lender may comply with any applicable state or federal Law requirements in connection with a disposition of such Applicable Lender’s Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of Collateral.

(k)
Each Applicable Lender may sell such Applicable Lender’s Collateral without giving any warranties as to the Collateral. Each Applicable Lender may specifically disclaim any warranties of title or the like. The procedure will not be considered to affect adversely the commercial reasonableness of any sale of Collateral.

(l)
(i) EACH PLEDGOR SPECIFICALLY UNDERSTANDS AND ACKNOWLEDGES THAT ANY APPLICABLE LENDER MAY, WHILE THE PLEDGED SHARES REMAIN “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 AND/OR SUBJECT TO ANY TRANSFER RESTRICTIONS (INCLUDING, FOR THE AVOIDANCE OF DOUBT, TRANSFER RESTRICTIONS PURSUANT TO RULE 144(I)), ENTER INTO ANY HEDGING TRANSACTION (INCLUDING, FOR THE AVOIDANCE, IN THE FORM OF ANY SHORT SALES, STOCK BORROW TRANSACTIONS, SYNTHETIC SHORT POSITIONS IN THE SHARES OR OTHER DERIVATIVE TRANSACTIONS DETERMINED IN SUCH APPLICABLE LENDER’S SOLE DISCRETION) WITH RESPECT TO THE PLEDGED SHARES UNTIL PUBLIC RESALES OF THE PLEDGED SHARES ARE PERMITTED IN COMPLIANCE WITH THE CONDITIONS OF RULE 144 AND ANY OTHER APPLICABLE TRANSFER RESTRICTIONS; (ii) EACH PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (A) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME AN APPLICABLE LENDER DISPOSES OF ALL OR ANY PART OF SUCH APPLICABLE LENDER’s COLLATERAL AS PROVIDED IN THIS SECTION 10; (B) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY LAW NOW EXISTING OR HEREAFTER ENACTED; (C) ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE; AND (D) ANY RIGHT TO REQUIRE ANY APPLICABLE LENDER TO PROCEED AGAINST OR EXHAUST ANY SECURITY HELD FROM SUCH PLEDGOR OR TO PURSUE ANY OTHER REMEDY IN ANY APPLICABLE LENDER’S POWER WHATSOEVER.

(m)	Each Pledgor expressly waives to the maximum extent permitted by law:

(i)
Any claims against each Applicable Lender arising because the price at which any Collateral may have been sold at such private sale was less than the price that might have been obtained at a public sale, even if such

Applicable Lender accepts the first offer received and does not offer such Collateral to more than one offeree.

(ii)
Any right to a judicial hearing in advance of the enforcement of any Applicable Lender’s rights and remedies hereunder, including such Applicable Lender’s right to dispose of all or any part of the Collateral as provided in this Section 10.

(iii)	All rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(iv)	Except as expressly set forth herein or required pursuant to the UCC, any requirement of notice, demand, or advertisement for sale.

(n)	Each Pledgor hereby agrees and acknowledges:

(i)
That any Qualifying Disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions in the city and state where an Applicable Lender is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable; provided that it is not commercially unreasonable for such Applicable Lender to (i) decline to provide credit to any potential purchaser of the Collateral in connection with such Applicable Lender’s disposition of the Collateral or (ii) dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets;

(ii)
That a sale by any Applicable Lender of any Collateral pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws, may require strict limitation as to the manner in which such Applicable Lender or any subsequent transferee of the Collateral may dispose thereof and in order to protect such Applicable Lender’s interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act.

(iii)
Without limiting the generality of the foregoing subsection (ii), each Applicable Lender shall, subject to applicable law, attempt to sell all or any part of the Collateral as a Qualifying Disposition and restrict the bidders and prospective purchasers in any such sale to those who may satisfy the requirements of a Qualifying Disposition; and in so doing, each Applicable Lender may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by such Applicable Lender to satisfy the requirements of a Qualifying Disposition who might be interested in purchasing the Collateral, and if such Applicable Lender solicits such offers, acceptance by such Applicable Lender of one of such offers shall be deemed to be a commercially reasonable method of disposition of the Collateral and such Pledgor has no objection to a sale that is a Qualifying Disposition and agrees that such Applicable Lender shall have no obligation to obtain the maximum possible price for the Collateral.

(iv)
That this Section 10(n) provides a non-exhaustive indication of what actions or omissions by any Applicable Lender would not be commercially unreasonable in such Applicable Lender’s exercise of remedies against the Collateral and that other actions or omissions by such Applicable Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 10(n).

(v)
Without limiting the generality of the foregoing subsection (v), nothing contained in this Section 10(n) shall be construed to grant any rights to any Pledgor or to impose any duties on any Applicable Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 10(n).

11.
Proceeds of Dispositions; Expenses. Upon the occurrence and during the continuance of an Event of Default, each Applicable Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary fees, in each case to the extent any Pledgor fails to do so. Each Pledgor shall pay to each Applicable Lender, on demand amounts equal to any and all expenses, including, attorneys’ fees and disbursements, incurred or paid by such Applicable Lender in protecting, preserving or enforcing such Applicable Lender’s rights under or in respect of the Secured Obligations or any of the Collateral. After deducting all of said expenses, the residue of any cash held by such Applicable Lender as Collateral and all cash proceeds received by such Applicable Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by such Applicable Lender of its remedies as a secured creditor as provided in Section 10 shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order or preference as is provided in the Margin Loan Agreement, proper allowance and provision being made for any Secured Obligation not then due. Upon the final payment and satisfaction in full of all the Secured Obligations and after making any payments required by UCC Section 9-608(a)(1)(c) or 9-615(a)(3), any excess Collateral or proceeds thereof shall be returned to the Pledgors. In the absence of final payment and satisfaction in full of the Secured Obligations, the Pledgors shall remain liable for any deficiency.

12.
Duties of the Applicable Lenders. The powers conferred on each Applicable Lender hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Each Applicable Lender has no duty as to the collection or protection of the Collateral or an income thereon, nor as to the preservation of rights against prior parties nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in this Section 12. Each Applicable Lender’s sole duty with respect to custody, safekeeping and physical preservation of the Collateral in its possession, under UCC

Section 9-207 or otherwise, will be to deal with such Collateral in the same manner as such Applicable Lender deals with similar property for its own account.

13.	General.

(a)
Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Pledgor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Pledgor without such consent shall be null and void) and

(ii) each Applicable Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 10.06 of the Margin Loan Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Pledgors, the Agents, Lenders and their respective successors and assigns permitted under the Margin Loan Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement. Upon any assignment pursuant to Section 10.06(b) of the Margin Loan Agreement, if such assignee was not an Applicable Lender immediately prior to such assignment, the applicable Eligible Assignee, the Pledgors, and the Agents shall each execute and deliver a counterpart of the Joinder Agreement (unless such Lender has elected to remain an Agented Lender and does not intend to become an Applicable Lender), and each of the parties hereto agrees that upon such execution and delivery, such Eligible Assignee shall constitute an Applicable Lender for all purposes under the Security Agreement.

(b)
No Waiver. No failure or delay by any Applicable Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Applicable Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that such Applicable Lender would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by Sections 10.01 and 10.03 of the Margin Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgors in any case shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Applicable Lender to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of the Loans shall not be construed as a waiver of any Event of Default, regardless of whether any Applicable Lender may have had notice or knowledge of such Event of Default at the time.

(c)	Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement. (i) When all the Lender Group Obligations of an

Applicable Lender and its Agented Lenders, if any, have been paid in full (other than inchoate indemnification obligations for which no claim has been made) and all Commitments of such Applicable Lender and its Agented Lenders, if any, under the Margin Loan Agreement have been terminated (the “Termination Date”), (A) this Security Agreement shall terminate with respect to such Applicable Lender (and solely with respect to such Applicable Lender’s Lender Group Obligations, its Agented Lenders, if any) and (B) such Applicable Lender shall also, at the request and sole expense of the Pledgors, as soon as reasonably practicable, execute and deliver to the Pledgors upon such Termination Date such UCC termination statements and such other documentation as shall be reasonably requested by the Pledgors to effect the termination and release of the Liens on such Applicable Lender’s Collateral; and (ii) when all the Obligations have been paid in full (other than inchoate indemnification obligations for which no claim has been made) and all Commitments under the Margin Loan Agreement have been terminated (the “Final Termination Date”), (A) this Security Agreement shall terminate; and (B) each Applicable Lender shall, at the request and sole expense of the Pledgors, as soon as reasonably practicable, execute and/or deliver, as applicable, to the Pledgors upon such Final Termination Date such UCC termination statements and such other documentation as shall be reasonably requested by the Pledgors to effect the termination and release of the Liens on such Applicable Lender’s Collateral granted to such Applicable Lender. Notwithstanding the above, upon such Final Termination Date, the Collateral shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of each Applicable Lender, the Agents and the Pledgors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. No Collateral shall be released prior to the payment in full of the Secured Obligations, except as agreed between the parties. Notwithstanding the foregoing, if at any time, any payment in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder, and the Liens of each Applicable Lender on such Applicable Lender’s Collateral shall be automatically reinstated and the Pledgors shall promptly deliver any documentation requested by each Applicable Lender to evidence such reinstatement.

(d)
Security Interest Absolute. To the maximum extent permitted by applicable law, all rights of each Applicable Lender, all security interests hereunder, and all Secured Obligations of the Pledgors hereunder, shall be absolute and unconditional.

(e)	Notice. Each notice to, or other communication with, any party hereunder shall be given to such party as provided under Section 10.02 of the Margin Loan Agreement.

(f)
Modifications. No provision hereof shall be modified or limited except pursuant to Section 10.01 of the Margin Loan Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade.

(g)
Financing Statement. Each Pledgor hereby irrevocably authorizes each Applicable Lender (or its designee) at any time and from time to time to file (i) in any Uniform Commercial Code jurisdiction, financing statements (including amendments and continuations thereto) that indicate the Collateral as being equal or lesser scope or with greater detail than as set forth in this Security Agreement, and contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment thereto and (ii) any registration of charge, mortgage or otherwise, containing any information required under the Law of any other applicable jurisdiction (in each case without the signature of such Pledgor to the extent permitted by applicable Law), necessary or appropriate in the judgment of such Applicable Lender to perfect or evidence its Lien on such Applicable Lender’s Collateral. Each Pledgor agrees to provide to each Applicable Lender (or its designees) any and all information required under the UCC or the Law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

(h)
Further Assurances. Upon request of an Applicable Lender and at such Applicable Lender’s option, the Pledgors shall take any and all other actions as such Applicable Lender may reasonably determine to be necessary or useful for the attachment, perfection and First Priority (subject to Permitted Share Liens) of, and the ability of such Applicable Lender to enforce such Applicable Lender’s security interest in any and all of the Collateral, including: (i) complying with any provision of any statute regulation or treaty of the United States and/or foreign jurisdiction as to any Collateral if compliance with such provision is or might be a condition to attachment, perfection or priority of, or the ability of such Applicable Lender to enforce, such Applicable Lender’s security interest in such Collateral (including executing such instruments or notices as may be necessary or reasonably desirable in order to perfect and preserve the First Priority security interests (subject to Permitted Share Liens) granted or purported to be granted hereby), (ii) obtaining governmental and other third-party waivers, consents and approvals in form and substance reasonably satisfactory to such Applicable Lender, including any consent of any party or parties whose consent is required for the security interest of such Applicable Lender to attach, (iii) allowing inspection of the Collateral by such Applicable Lender or persons designated by such Applicable Lender and (iv) appearing in and defending any action or proceeding that may adversely affect the Pledgors’ title to or such Applicable Lender’s security interest in the Collateral. Each Pledgor shall furnish to each Applicable Lender, upon request of such Applicable Lender:

(a)
a certificate executed by an authorized officer of such Pledgor, and dated as of the date of delivery of such Applicable Lender, itemizing in such detail as such Applicable Lender may request, the Collateral that, as of the date of such certificate, has been delivered to each Applicable Lender pursuant to the provisions of this Security Agreement and (b) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as such Applicable Lender may reasonably request.

(i)	Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by each Applicable Lender and the Agents and when each Applicable Agent and the Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page.

(j)	Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(k)	WAIVER OF MARSHALING. EACH OF THE PLEDGORS AND EACH APPLICABLE LENDER ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO SUCH APPLICABLE LENDER’S COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT: (A) SUCH APPLICABLE LENDER IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH APPLICABLE LENDER’S COLLATERAL; (B) SUCH APPLICABLE LENDER MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON ANY OF SUCH APPLICABLE LENDER’S COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS; AND (C) SUCH APPLICABLE LENDER SHALL APPLY THE PROCEEDS OF ANY OR ALL OF SUCH APPLICABLE LENDER’S COLLATERAL TO THE SECURED OBLIGATIONS IN ACCORDANCE WITH SECTION 8.03 OF THE MARGIN LOAN AGREEMENT. EACH PLEDGOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL.

(l)	Governing Law; Submission to Jurisdiction. This Security Agreement constitutes a “Loan Document” entered into in connection with the Margin Loan Agreement. The provisions of Section 10.13 and Section 10.14 of the Margin Loan Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein. Each Applicable Lender’s jurisdiction for the purposes of Section 9-304 of the UCC with respect to any Cash Collateral Account maintained on the books of such Applicable Lender shall be the State of New York.

(m)	Suretyship Waivers by the Pledgors. Each Pledgor waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of each Applicable
Lender’s Ratable Shares of the Obligations owned to the Agents under the Loan Documents or other such credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notice of any description. With respect to each Applicable Lender’s Ratable Share of the Obligations owed to the Agents under the Loan Documents and the Collateral, each Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting thereof, all in such manner and at such time or times as each Applicable Lender may deem advisable. Each Pledgor further waives any and all other suretyship defenses.

(n)	Acknowledgment of Prior Obligations; No Novation. Each Pledgor hereby (i) acknowledges and agrees that (A) the prior grant or grants of security interests in favor of any of the Lender, Administrative Agent, or any other secured party (howsoever defined or described) in its properties and assets under each Original Loan Document shall be in respect of the Obligations of the Borrowers under the Margin Loan Agreement and the other Loan Documents, and (B) each of the Collateral Accounts is a replacement, successor or substitute account to each of the “Collateral Accounts” as defined in the Existing Margin Loan Agreement, and (ii) confirms and agrees that to the extent that any Original Loan Document purports to assign or pledge to any secured party (howsoever defined or described) a security interest in or Lien on, any collateral as security for all or any portion of any of the Obligations of the Borrowers from time to time existing in respect of the Existing Margin Loan Agreement or the other Original Loan Documents, such pledge or assignment or grant of the security interest or Lien is hereby ratified and confirmed in all respects with respect to this Agreement and the other Loan Documents. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Margin Loan Agreement, the other Original Loan Documents or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

**PLEDGORS**:

CHIRAG PATEL

_____________________________

PRITI PATEL

_____________________________

THE CHIRAG PATEL REVOCABLE TRUST

_____________________________
Name:
Title:

THE PRITI PATEL REVOCABLE TRUST

_____________________________
Name:
Title:

[*Signature Page to Project Alberta Security Agreement*]

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ADMINISTRATIVE AGENT AND CALCULATION AGENT:

**UBS AG STAMFORD BRANCH**

By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

[*Signature Page to Project Alberta Security Agreement*]

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**<u>APPLICABLE LENDER</u>:**

**UBS AG STAMFORD BRANCH**

By: ___________________________
Name:
Title:

By: ___________________________
Name:
Title:

[*Signature Page to Project Alberta Security Agreement*]

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[*Signature Page to Project Alberta Security Agreement*]

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